PDL BioPharma®

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2015



FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under secured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL BioPharma

KEY INFORMATION

Ticker	PDLI (NASDAQ)
Location	Incline Village, Nevada
Employees	10
2014 Revenues	$581 million
2014 Expenses	$35 million
2015 Regular Dividends (Pay Date)	$0.15 /share paid March 12, and to be paid on June 12, September 11 and December 11
2015 Regular Dividends (Record Date)	March 5, June 5, September 4, and December 4
Total Deployed Capital To Date	~$780 million
Q1-2015 Cash Position	$417 million
Average Daily Volume	~ 4.1 million shares

OVERVIEW OF PDL BIOPHARMA



MISSION

- **Optimize return for shareholders**
  - Dividends
- **Acquire new income generating assets to support payment of dividends**
  - Assets that improve shareholder return
  - Preferably backed by commercial stage products
  - Drug or medical devices with differentiated profile
  - Indifferent as to therapeutic field
  - Debt, royalty or hybrid deal structures
- **Queen et al. patents**
  - Manage patent portfolio
  - Manage license agreements

PDL BioPharma

MANAGEMENT, BOARD AND SENIOR ADVISORS

Management

John McLaughlin
President & CEO

Christopher Stone
VP, General Counsel & Secretary

Peter Garcia
VP & Chief Financial Officer

Danny Hart
VP, Business Development

Nathan Kryszak
Senior Counsel

Board of Directors

David Gryska

Jody Lindell

John McLaughlin

Paul Sandman

Harold E. Selick, Ph.D.
Lead Director

Advisors

Stephen Hoffman, M.D., Ph.D.

Ramesh Donthamsetty

Experienced Leadership Team with a Track-Record of Success

INCOME GENERATING ASSETS



Approved Queen Licensed Product

Product	Licensee	2014 WW Sales	Approved Indications
AVASTIN bevacizumab	Genentech (US) and Roche (ex-US)	$7.1 billion	Metastatic colorectal cancer Advanced non-small cell lung cancer Renal cancer Metastatic HER2 – breast cancer Glioblastoma Ovarian cancer
Herceptin trastuzumab	Genentech (US) and Roche (ex-US)	$6.9 billion	Metastatic HER2+ breast cancer Metastatic HER2+ stomach cancer
LUCENTIS RANIBIZUMAB INJECTION	Novartis (ex-US)	$2.4 billion	Wet age-related macular degeneration (AMD) Macular edema or swelling following retinal vein occlusion Diabetic macular edema
Xolair Omalizumab	Genentech (US) and Novartis (ex-US)	$1.8 billion	Moderate to severe persistent allergic asthma First approved therapy designed to target the antibody IgE, a key underlying cause of the symptoms of allergy related asthma
TYSABRI (natalizumab)	Biogen Idec	$1.9 billion	Multiple Sclerosis (MS) in adult patients with relapsing forms of the disease Crohn's disease in adult patients with moderate-to-severe forms of the disease who have had an inadequate response to or are unable to tolerate conventional therapies
ACTEMRA tocilizumab	Roche and Chugai	$1.3 billion	Moderate to severe rheumatoid arthritis (RA), including patients who have had an inadequate response to one or more DMARDS
PERJETA pertuzumab	Genentech (US) and Roche (ex-US)	$1 billion	Previously untreated HER2+ metastatic breast cancer Neoadjuvant treatment of HER2+ metastatic breast cancer
Kadcyla	Genentech (US) and Roche (ex-US)	$590 million	Second line metastatic HER2+ breast cancer First line in patients with metastatic HER2+ breast cancer with disease recurrence within 6 months of adjuvant treatment
GAZYVA obinutuzumab	Genentech (US) and Roche (ex-US)	$54 million (approved on November 1, 2013)	First line in combination with chlorambucil chemotherapy for the treatment of people with previously untreated chronic lymphocytic leukemia (CLL)

Roche sales assumes .091 USD/CHF

Approved Queen Licensed Products – Term and Royalty Rates

- **Tysabri, Actemra, and Entyvio**
- **Flat, low single-digit royalty**
  - Royalties owed on Actemra sales through 1Q15 (on sales in 4Q14).
- **Genentech Products (Avastin, Herceptin, Lucentis,[1] Xolair, Perjeta and Kadcyla)**
  - 2.125% on all Genentech Products regardless of site of manufacture or sale effective as of August 15, 2013.
  - Royalties on Avastin, Herceptin, Xolair, Perjeta and Kadcyla through 1Q16 (on sales through 4Q15).
  - Royalties owed on ex-US Lucentis sales through 1Q15 (on sales in 4Q14).
  - Compares to blended global royalty rate on Genentech Products in 2013 of 1.9% under previous tiered and bifurcated (US made or sold vs. ex-US made and sold) royalty schedule.

1. As part of a settlement with Novartis, which commercializes Lucentis outside US, PDL agreed to pay to Novartis certain amounts based on net sales of Lucentis made by Novartis during calendar year 2011 and beyond. The amounts to be paid are less than we receive in royalties on such sales and we do not currently expect such amount to materially impact our total annual revenues in 2014.

PDL BioPharma

Unapproved Queen Licensed Products – Term and Royalty Rates

Solanezumab

- Humanized antibody targeting beta amyloid, which is believed to cause Alzheimer's Disease, designed by PDL and being developed by Eli Lilly.

Previous Phase 3s: Mild & Moderate Alzheimer's Disease

- In 2012, Lilly reported that its initial Phase 3 trials in patients with mild and moderate Alzheimer’s Disease did not slow disease progression, but a secondary analysis of patients with mild Alzheimer's Disease did show a slowing of disease progression.
  - Since that trial, most experts believe that treatment should focus on patients with earlier stages of Alzheimer's Disease.
  - National Institutes of Health is studying solanezumab in patients with beta amyloid build up but no symptoms and patients with mild disease.
  - Biogen has also focused its trials on patients with earlier stages of the disease.
- Lilly has continued to treat these patients in an extension study. On April 23, 2015, Lilly stated that two year data from the extension study will be available in the middle of this year, that disease modification is the focus of the dataset and that they will break out patients with mild disease in the analysis.
  - The data may answer whether longer treatment shows increased benefit.

PDL BioPharma

Unapproved Queen Licensed Products – Term and Royalty Rates

New Phase 3: Mild Alzheimer's Disease

- Based on the results in its initial Phase 3 trials, Lilly commenced a new Phase 3 trial in patients with only mild Alzheimer's Disease in 2013.
- On April 23, 2015, Lilly stated that this Phase 3 trial is fully enrolled with the last patient visit expected in October 2016 and topline results thereafter, likely 4Q16.
- Because of the difficulty in distinguishing between patients with dementia and those with Alzheimer's Disease, Lilly used PET scans or similar screens to test patients before enrolling them in this new Phase 3 trial. The screens differentiate between patients with beta amyloid buildup = Alzheimer's Disease and who should be in the trial, and those without beta amyloid buildup = dementia and who should not be in the trial.
- Lilly estimates that scans will increase patient enrollment failures from less than 25% to more than 50% - a good thing because it enriches the patient population with those most likely to benefit from solanezumab.

PDL Know How Royalty

- PDL has a know-how royalty on solanezumab which extends beyond the expiration of the Queen patents. This is because PDL helped to design solanezumab.
- If solanezumab is approved, PDL would receive a 2% royalty for 12.5 years from the date of its first sale.
- Buy side survey suggests that the market for treatment of patients with mild Alzheimer's Disease = $9.6 billion in 2022.

PDL BioPharma

12 INCOME GENERATING TRANSACTIONS

- ✓ $780MM+ deployed
- ✓ $300MM committed in 2014
- ✓ 3 Concluded Investments

9 Current Investments

Type	Company	Amount	Date
Royalty Acquisition	University of Michigan	$65,600,000	November 2014
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000	June 2014
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Senior Secured Financing	Direct Flow Medical, Inc.	$50,000,000	November 2013
Royalty Acquisition	Depomed	$240,500,000	October 2013
Senior Secured Financing	LENSAR	$60,000,000	October 2013
Senior Secured Financing/ Royalty Transaction	AVINGER	$40,000,000	April 2013
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012

3 Matured Investments

Type	Company	Amount	Date
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012

PDL BioPharma

OTHER INCOME GENERATING ASSETS

Entity	Structure	Technology	Deal Summary
University of Michigan	Royalty	Cerdelga is an approved oral drug in US and EU for adult patients with Gaucher Disease type 1.	PDL acquired 75% of the University of Michigan's royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6 million.
VB Viscogliosi Bros., LLC	Royalty	PMA-approved spinal implant commercialized by Paradigm Spine.	PDL acquired right to receive royalties on sales of spinal implant for $15.5 million until PDL receives 2.3 times its cash.
kaléo	Debt	Auvi-Q for delivery of epinephrine to treat severe allergic reactions, and EVZIO for delivery of naloxone for opioids overdose.	$150 million of Notes backed by 100% of royalties on sales of Auvi-Q by Sanofi and 10% of net sales of EVZIO by kaleo. The Notes pay interest at 13% with final maturity in 2029.
Paradigm Spine	Debt	Coflex for treatment of spinal conditions.	$50 million of Notes backed by most assets of Paradigm Spine. Interest rate is 13%. Loans mature on August 14, 2019.
Direct Flow Medical, Inc.	Debt	Transcatheter aortic valve system to treat aortic stenosis with minimal risk of aortic regurgitation, a significant clinical complication.	$35 million of Notes at signing plus $15 million of Notes in November 2014, both backed by most assets of Direct Flow. Initial interest rate was 15.5% on $35 million which declined to 13.5% on $50 million. Loans mature on November 5, 2018.
Depomed	Royalty	Glumetza®, Janumet® XR, Invokana®, Boehringer Ingelheim's fixed-dose combinations of drugs and extended-release metformin, LG Life Sciences' and Valeant Pharmaceuticals' extended-release metformin in Korea and Canada.	PDL acquired royalties and milestones on sales of Type 2 diabetes products licensed by Depomed for $240.5 million until PDL receives $481 million after which payments will be shared evenly between PDL and Depomed. The agreement terminates on the later of October 2024 or when royalty payments are no longer due.
LENSAR	Debt	Femtosecond laser for cataract treatment which uses 3-D imaging and liquid interface for more accurate corneal incisions.	$40 million of Notes backed by most assets of Lensar plus additional sums as debt while Lensar either raises equity or completes an M&A transaction. The interest rate has increased from 15.5% to 18.5% as of March 31, 2015 and they mature on October 1, 2018.

OTHER INCOME GENERATING ASSETS

Company	Structure	Technology	Deal Summary
AVINGER	Hybrid royalty/debt	Ocelot, image guided catheter devices used to open totally occluded arteries in the legs, and development of Pantheris, image guided atherectomy device.	In exchange for $20 million, PDL receives 12% interest on the Notes backed by the most assets of Avinger and a royalty ranging from 0.9%-1.8% on Avinger's revenues through April 2018 which is also maturity date of the Notes.
Wellstat Diagnostics, LLC	Hybrid royalty/debt	Development of point-of-care diagnostic system using electrochemical luminescence and assays.	$44 million hybrid debt-royalty structure royalty whereby return on Notes depends on whether date of repayment is on or after December 31, 2014, and is higher after this date. Upon commercialization of Wellstat's diagnostic systems or assay, PDL will receive a low double digit royalty on Wellstat Diagnostics' net revenues. While Wellstat Diagnostics is running a sale process, PDL has advanced additional sums. Term can be as long as 2021.
Concluded Deals			
DURATA THERAPEUTICS	Debt	Novel intravenous antibiotic, dalbavancin which is dosed twice for 30 minutes, initially and on day 8.	$25 million of Notes and $15 million of notes, both backed by most assets of Durata. The interest rate on first $25 million was 14% which declined to 12.75% on $40 million. On November 17, 2014, Durata repaid the $40 million loan plus accrued interest, and prepayment fees and change of control fees.
AxoGen	Hybrid royalty/debt	Commercialization of Avance, nerve allograft to bridge severed nerves, and AxoGuard devices, to connect or protect the reconnection of severed nerves.	In exchange for $20.8 million, PDL received a hybrid of debt-royalties. Royalty rate was 9.95%. Eight year term with PDL put at end of year 4 and AxoGen call in years 5 through 8. On November 12, 2014, AxoGen paid $30.3 million to PDL which constituted full payment and PDL bought $1.75 million worth of AxoGen stock.
MERUS LABS	Debt	Commercialization of Enablex, a treatment for overactive bladder, and Vancocin, an intravenous antibiotic.	$55 million of Notes backed by assets of Merus. In September 2013 Merus repaid PDL in full plus pre-payment fees.

PDL BioPharma

FINANCIALS



First Quarter Ended March 31, 2015 Overview

(In thousands, except per share amounts)	Three Months Ended March 31, 2015	2014
Royalties from Queen et al. patents	$ 127,810	$ 116,026
Royalty rights - change in fair value	11,362	11,707
Interest revenue	10,534	9,071
Total revenues	149,706	136,804
G&A expenses	7,666	4,582
Operating income	142,040	132,222
Interest and other income, net	86	50
Interest expense	(8,610)	(10,525)
Loss on extinguishment of debt	-	(6,143)
Income before income taxes	133,516	115,604
Income tax expense	49,018	42,721
Net income	$ 84,498	$ 72,883
Net income per share - Basic	$ 0.52	$ 0.48
Net income per share - Diluted	$ 0.50	$ 0.44

	March 31, 2015	December 31, 2014
Cash, cash equivalents and investments	$ 418,920	$ 293,687
Total notes receivable	$ 365,806	$ 363,212
Total royalty rights - at fair value	$ 269,668	$ 259,244
Total assets	$ 1,114,133	$ 962,350
Total term loan payable	$ 99,393	$ -
Convertible notes payable	$ 432,567	$ 451,724
Total stockholders's equity	$ 451,944	$ 460,437

PDL BioPharma

DEBT



CURRENT AND LONG-TERM DEBT

Convertible Notes	Conversion Rate per $1,000 Principal Amount	Approximate Conversion Price Per Common Share	Conversion Price as Increased by Bond Hedge	Effective Date	Principal Balance Outstanding
May 2015 Notes 3.75%	171.1768	$5.84	$6.87	December 3, 2014	$0[1]
Series 2012 Notes (Feb 2015) 2.875%	195.248	$5.12	-	December 3, 2014	$0[2]
February 2018 Notes 4.00%	109.1047	$9.17	$10.36	February 12, 2014	$300,000,000

Term Loan	Amount	Interest Rate	Term
March 2015 Note	$100,000,000	3 mo. Libor +1.75%	February 15, 2016

1. May 2015 Notes were paid off on May 1, 2015 for $155.1 million plus approximately 5.2 million shares of common stock. The counterparties to our hedge of this Note delivered 5.2 million shares to PDL – offsetting the amount paid to note holders.
2. Series 2012 Notes principal balance of $22,347,000 paid off on February 17, 2015

PDL BioPharma

CONCLUSION



INVESTMENT HIGHLIGHTS

- **Demonstrated commitment to provide meaningful returns to shareholders through dividends.**
  - Since 2009, paid special or regular dividends totaling $6.22/share.
  - In 2014, paid regular, quarterly dividends of $0.15/share totaling $0.60/share.
  - In 2015, paid a regular, quarterly dividend of $0.15/share on March 12, and will pay equivalent dividends on June 12, September 11 and December 11.
- **Strong historic revenue growth from Queen licensed products.**
  - Potential for additional indications from existing products.
  - Potential new product royalties from solanzumab if approved.
- **Twelve income generating deals to date deploying approximately $780 million in capital with potential for additional deals.**
- **Liquidity – volume averages ~4.1 million shares/day.**

PDL BioPharma

QUESTION AND ANSWER SESSION





